Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

EchoStar Corporation

DBSD Corporation

DBSD Services Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	10.50% Senior Secured Notes due 2030	Rule 457(f)	$1,193,890,330.00 (2)	100%	$1,193,890,330.00	0.00014760	$176,218.21
	Debt	10.50% Senior Secured Notes due 2030	Rule 457(f)	$1,483,488,670.00 (3)	100%	$1,483,488,670.00	0.00014760	$218,962.93

	Debt	Guarantees of the 10.50% Senior Secured Notes due 2030	Rule 457(n)	(4)	(4)	(4)	(4)	(4)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$2,677,379,000.00	0.00014760	$395,181.14

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$395,181.14

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the aggregate principal amount of 10.00% Senior Secured Notes due 2030 of EchoStar Corporation (the “EchoStar Notes”) to be offered in exchange offer to the holders of 0% Convertible Senior Notes due 2025 of DISH Network Corporation to which the registration statement relates.

(3)	Represents the aggregate principal amount of EchoStar Notes to be offered in exchange offer to the holders of 3.375% Convertible Senior Notes due 2026 of DISH Network Corporation to which the registration statement relates.

(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.